Exhibit 32

CERTIFICATIONS

     Pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, Randall J. Fagundo, the Chief Executive Officer of American Coin Merchandising, Inc. (the “Company”), and Kenneth W. Edic, the Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his respective knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the “Periodic Report”), to which this Certification is attached as Exhibit 32, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003

By: /s/ RANDALL J. FAGUNDO	By: /s/ KENNETH W. EDIC

Randall J. Fagundo	Kenneth W. Edic
Chief Executive Officer	Senior Vice President and Chief Financial Officer

The foregoing certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Periodic Report or as a separate disclosure document.